Exhibit 99.2

DEL MAR DATATRAC, INC.

FINANCIAL STATEMENTS

As of June 30, 2011 and December 31, 2010 and

for the six months ended June 30, 2011 and 2010

DEL MAR DATATRAC, INC.

UNAUDITED BALANCE SHEETS

	June 30, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$1,119,089	$1,437,349
Accounts receivable, net of allowance for doubtful accounts of $9,447 and $13,497, respectively.	1,178,135	475,708
Prepaid expenses and other current assets	65,687	47,842

Total current assets	2,362,911	1,960,899
Property and equipment, net	204,665	116,383
Computer software, net	73,815	59,494
Goodwill	2,774,463	2,774,463
Intangible asset, net	694,849	770,650
Deposits	31,689	26,112

Total assets	$6,142,392	$5,708,001

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$604,998	$112,486
Accrued expenses and other current liabilities	369,281	378,055
Income tax payable	—	7,600
Customer Deposits	—	—
Deferred revenue	2,218,135	1,793,410
Current portion of capital lease obligations	5,973	5,603

Total current liabilities	3,198,387	2,297,154
Capital lease obligations, net of current portion	6,787	9,869

Total liabilities	3,205,174	2,307,023

Commitments and contingencies (Note 9)
Shareholders’ equity
Common stock, no par value, 13,000,000 shares authorized 8,999,995 shares issued and outstanding	5,000,000	5,000,000
Preferred stock, no par value, 7,000,000 shares authorized No shares issued and outstanding	—	—
Additional paid-in capital	107,053	92,139
Accumulated deficit	(2,169,835)	(1,691,161)

Total shareholders’ equity	2,937,218	3,400,978

Total liabilities and shareholders’ equity	$6,142,392	$5,708,001

DEL MAR DATATRAC, INC.

UNAUDITED STATEMENTS OF OPERATIONS

	Six Months Ended
	June 30, 2011	June 30, 2010
Revenues
Licenses	$2,054,268	$1,218,366
Services and other	2,543,504	2,306,117

Total revenue	4,597,772	3,524,483
Cost of sales	815,651	278,972

Gross profit	3,782,121	3,245,511

Operating expenses
Sales and marketing expenses	996,339	855,204
Research and development expenses	2,059,310	1,776,947
General and administrative expenses	1,203,429	1,170,770

Total operating expenses	4,259,078	3,802,921

Loss from operations	(476,957)	(557,410)

Other income (expense)
Interest income	—	—
Interest expense	(923)	—

Total other income (expense)	(923)	—

Loss before provision for income taxes	(477,880)	(557,410)
Provision for income taxes	794	9,796

Net loss	$(478,674)	$(567,206)

DEL MAR DATATRAC, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2011	June 30, 2010
Cash flows from operating activities
Net loss	$(478,674)	$(567,206)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	14,914	51,211
Bad debt expense	—	7,693
Depreciation and amortization	231,616	210,991
Decrease (increase) in
Accounts receivable	(702,427)	73,504
Prepaid expenses and other current assets	(17,845)	19,636
Increase (decrease) in
Accounts payable	492,512	(62,296)
Accrued expenses and other current liabilities	(8,774)	133,228
Accrued income tax payable	(7,600)	(5)
Deferred revenue	424,725	(198,116)

Net cash flows used in operating activities	(57,130)	(331,360)

Cash flows from investing activities
Purchase of property and equipment	(129,250)	(27,650)
Purchase of computer software	(129,167)	0

Net cash flows used in investing activities	(258,418)	(27,651)

Cash flows from financing activities
Principal payments on capital lease	(2,712)	—

Net cash flows used in financing activities	(2,712)	—

Net increase in cash and cash equivalents	(318,260)	(359,011)
Cash and cash equivalents, beginning of period	1,437,349	1,130,471

Cash and cash equivalents, end of period	$1,119,089	$771,460

DEL MAR DATATRAC, INC.

UNAUDITED STATEMENT OF SHAREHOLDERS’ EQUITY

For the Six Months Ended June 30, 2011

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2010	8,999,995	$5,000,000	$92,139	$(1,691,161)	$3,400,978
Stock-based compensation	—	—	14,914	—	14,914
Net loss	—	—	—	(478,674)	(478,674)

Balance, June 30, 2011	8,999,995	$5,000,000	$107,053	$(2,169,835)	$2,937,218

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Del Mar DataTrac, Inc. (the “Company”) is based in San Diego, California and was founded in 1991. The Company provides software for mortgage lending solutions. The Company offers a suite of software products including DataTrac, WebTrac (DataTrac Web), DocumentTrac (DataTrac EDM), BusinessTrac, CommissionTrac (DataTrac Commissions) and InTrac (DataTrac Originator). The Company serves businesses in the mortgage and lending industry including credit unions, banks and mortgage brokers.

On January 24, 2008, the Company was acquired from its former parent company, Fiserv, Inc. (NYSE: FISV).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes software license and third party product revenues upon shipment or download of the product, when no significant vendor obligations remain and collection is probable. In cases where a significant vendor obligation exists, revenue recognition is delayed until such obligation has been satisfied. For new software products where a historical record has not yet been demonstrated that acceptance is perfunctory, the Company defers recognition of revenue until acceptance has occurred. If an undelivered element of the arrangement exists under the license arrangement, a portion of revenue is deferred based on vendor-specific objective evidence (“VSOE”) of the fair value of the undelivered element until delivery occurs. If VSOE does not exist for all undelivered elements, all revenue is deferred until sufficient evidence exists or all elements have been delivered.

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Annual maintenance revenues, which consist of ongoing support and product updates, are recognized on a straight-line basis over the term of the contract. Payments received in advance of performance of the related service for maintenance contracts are recorded as deferred revenue. Revenues from training and consulting services are recognized when the services are performed and adequate evidence of providing such services is available. The Company’s deferred revenue is recognized as revenues between 1 to 12 months. The Company considers many factors when applying accounting principles generally accepted in the United States of America related to revenue recognition. These factors include, but are not limited to:

•	The actual contractual terms, such as payment terms, delivery / download dates, and pricing of the various product and service elements of a contract.

•	Availability of products to be delivered / downloaded.

•	Time period over which services are to be performed.

•	Creditworthiness of the customer.

•	The complexity of customizations to the Company’s software required by service contracts.

•	The sales channel through which the sale is made (direct, VAR, distributor, etc.).

•	Discounts, if any, given for each element of a contract.

•	Any commitments made as to installation or implementation of “go live” dates.

Each of the relevant factors is analyzed to determine its impact, individually and collectively with other factors, on the revenue to be recognized for any particular contract with a customer. Management is required to make judgments regarding the significance of each factor in applying the revenue recognition standards, as well as whether or not each factor complies with such standards. Any misjudgment or error by management in its evaluation of the factors and the application of the standards, especially with respect to complex or new types of transactions, could have a material adverse effect on the Company’s future operating results.

Cash and Cash Equivalents

For purposes of reporting the statement of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of six months or less to be cash equivalents.

Fair Value of Financial Instruments

The estimated fair values of the Company’s short-term financial instruments, including cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, deferred revenue and other current liabilities arising from the ordinary course of business, approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization.

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

The Company extends credit to its customers. Collateral is generally not required. Credit losses are provided for in the financial statements based on management’s evaluation of historical and current industry trends. Although the Company expects to fully collect amounts due, actual collections may differ from estimated amounts, and the Company provides for an allowance for doubtful accounts as necessary.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the various classes of property, as follows:

Computers	3 years
Furniture and fixtures	5 years
Office equipment	3 years
Leasehold improvements	Lesser of useful life or term of lease

Equipment acquired under capital leases are amortized on a straight-line basis over the estimated useful life of the equipment or the term of the related lease based on Accounting Standards Codification Topic No. 840, Accounting for Leases (“ASC 840”). Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. At the time of retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations. Depreciation expense for the six months ended June 30, 2011 and 2010 was $40,968 and $29,927, respectively.

Capitalization of Software

Software development costs are capitalized when technological feasibility and marketability of the related product have been established. Software development costs incurred solely in connection with a specific contract are charged to cost of revenues. Capitalized software costs are amortized on a product-by-product basis, beginning when the product is available for general release to customers.

For the six months ended June 30, 2011 and 2010, the Company capitalized $129,167 and $0, respectively, of software costs. Annual amortization expense is calculated using the greater of the ratio of each product’s current gross revenues to the total of current and expected gross revenues, or the straight-line method over the estimated useful life of three years. Accumulated amortization of capitalized software was $700,810 and $585,964 at June 30, 2011 and December 31, 2010, respectively. The related amortization expense was $114,846 and $105,263 for the six months ended June 30, 2011 and 2010, respectively. The Company has determined that none of its capitalized development costs have been impaired as of June 30, 2011 and December 31, 2010 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification No. 985-20.

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for the Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets in question may not be recoverable. An impairment would be recorded in circumstances where the fair value of an asset is less than the carrying value of that asset. The Company assesses the fair value of the asset using the undiscounted cash flows expected to be generated by the asset. As of June 30, 2011 and December 31, 2010, management believes no indicators existed which would require an impairment to be recorded.

Intangible Assets

Intangible assets were obtained from the acquisition of the Company from Fiserv, Inc. on January 24, 2008. These assets consist of customer lists with definite lives. The Company provides for amortization using the straight-line method over the estimated useful lives of the assets, which is 8 years.

The Company reviews intangible assets for impairment when indicators arise. Due to the Company’s net loss during the period, an evaluation for impairment was performed; however, there was no impairment loss considered necessary related to intangible assets for the six months ended June 30, 2011 and 2010.

Goodwill

Goodwill is the excess of the acquisition cost of an acquired entity over the fair value of identifiable net assets acquired. The Company accounts for its goodwill and other intangibles in accordance with generally accepted accounting principles. Goodwill is not amortized, but is subject to an impairment test annually, or earlier if certain events occur indicating that the carrying value of goodwill may be impaired. If the fair value of the goodwill or intangible is less than its carrying value, an impairment loss is recorded. To determine the fair value of the intangible, the Company uses a discounted cash flow present value model. Based on the Company’s evaluation, there was no impairment of goodwill at June 30, 2011 and December 31, 2010.

Product Warranty

The Company provides a warranty for the replacement or repair of certain defective units. The standard warranty requires the Company to repair certain defective units at no cost to the customer during the warranty period, which is typically 90 days. Warranty costs are accrued for in the financial statements based on management’s evaluation of historical and current industry trends and warranty costs. As of June 30, 2011 and December 31, 2010, the Company does not believe an accrual is necessary.

Advertising

Advertising expenses are charged to expense as incurred. For the six months ended June 30, 2011 and 2010, advertising expense was $14,950 and $7,761, respectively.

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and Development

Research and development costs are charged to expense as incurred. These costs consist primarily of salaries, outside consultant fees and related expenses involved in the development of new software. For the six months ended June 30, 2011 and 2010, research and development costs were $2,059,310 and $1,776,947, respectively.

Leases

The Company accounts for its lease agreements pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification No. 840, Accounting for Leases, which categorizes leases at their inception as either operating or capital leases depending on certain defined criteria. On certain lease agreements, the Company receives rent holidays and other incentives. The Company recognizes lease costs on a straight-line basis without regard to the deferred payment terms and the difference between rent expense and amounts paid under the lease agreements are recorded.

Share-Based Compensation

The Company recognizes compensation expense in accordance with the FASB Accounting Standards Codification. As a result, the Company recognizes compensation expense in an amount equal to the estimated fair value of stock-based awards and issuances, such as stock options granted to employees. This estimation of the fair value of each stock-based grant on the date of grant involves numerous assumptions by management. Although the Company calculates the fair value of each stock option under the Black-Scholes Option Pricing Model, which is a standard option pricing model, this model still requires the use of numerous assumptions. Assumptions used in this model include, among others, the expected life (turnover), volatility of the underlying equity security, and expected dividends.

Options or stock awards issued to non-employees who are not directors are recorded at their estimated fair value at the measurement date and are periodically revalued as the options vest and are recognized as expense over the related service period on a graded vesting method. Stock options issued to consultants with performance conditions are measured and recognized when the performance is complete.

Income Taxes

Income taxes are accounted for under FASB Accounting Standards Codification No. 740, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

The Company will recognize the impact of tax positions in the financial statements if that position is more likely than not to be sustained on audit by the Internal Revenue Service, based on the technical merits of the position. To date, the Company has not recorded any uncertain tax positions.

The Company recognizes potential accrued interest and penalties related to uncertain tax positions in income tax expense. During the periods ended June 30, 2011 and 2010, the Company did not recognize any amount in potential interest and penalties associated with uncertain tax positions.

Sales Tax

The Company records taxes collected from customers on a net basis.

Recently Adopted Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 requires new disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation of disclosed assets and liabilities, and about inputs and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements that fall in either Level 2 or Level 3. Management does not expect the adoption of these rules to have a material impact on the Company’s financial statements.

In April 2010, the FASB issued Accounting Standards Update No. 2010-13, Compensation – Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (“ASU 2010-13”). ASU 2010-13 clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Management does not expect the adoption of these rules to have a material impact on the Company’s financial statements.

In July 2010, the FASB issued Accounting Standards Update No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (“ASU 2010-20”). ASU 2010-20 is intended to provide additional information to assist financial statement users in assessing an entity’s risk exposures and evaluating the adequacy of its allowance for credit losses. The disclosures are effective for annual reporting periods ending on or after December 15, 2011. The amendments in ASU 2010-20 encourage, but do not require, comparative disclosures for earlier reporting periods that ended before initial adoption. However, an entity should provide comparative disclosures for those reporting periods ending after initial adoption. Management does not expect the adoption of these rules to have a material impact on the Company’s financial statements.

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2010, the FASB issued Accounting Standards Update No. 2010-28, Intangibles – Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts – a consensus of the FASB Emerging Issues Task Force (“ASU 2010-28”). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Management does not expect the adoption of these rules to have a material impact on the Company’s financial statements.

In December 2010, the FASB issued Accounting Standards Update No. 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations – a consensus of the FASB Emerging Issues Task Force (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 also expands the supplemental pro forma disclosures under Accounting Standards Codification Topic 805. The amendments are effective prospectively for business combinations for which the acquisition date is on or after December 15, 2010. Management does not expect the adoption of these rules to have a material impact on the Company’s financial statements.

In May 2011, the FASB issued ASU 2011-04 which generally represents clarifications of Topic 820, Fair Value Measurement, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This ASU 2011-04 results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards, or IFRSs. ASU 2011-04 should be applied prospectively and are effective for annual periods beginning after December 15, 2011. Early adoption is not permitted. The adoption of this ASU 2011-04 is not expected to have a material impact on the Company’s financial statements.

In June 2011, the FASB, issued an amendment to the Accounting Standards Codification, or ASC Topic 220, Comprehensive Income, in the Accounting Standards Update, or ASU 2011-05 where an entity has the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Under both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity but does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. ASU 2011-05 should be applied

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of ASU 2011-05 is not expected to have a material impact on the Company’s financial statements.

NOTE 3 - CONCENTRATIONS OF RISKS

Cash

The Company maintains its cash balances at Wells Fargo Bank, N.A., which from time to time, exceed amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). Effective December 31, 2010, as part of the Dodd-Frank Wall Street Reform and Consumer Protections Act, all funds in non-interest bearing accounts are fully insured and funds in interest bearing accounts are insured up to $250,000 by the FDIC. As of June 30, 2011 and December 31, 2010, the Company’s deposits exceeded insured amounts by $62,588 and $62,586, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Customers

For each of the six months ended June 30, 2011 and 2010, no customers represented more than 10% of total revenue. As of June 30, 2011, one customer represented approximately 10% of accounts receivable. As of December 31, 2010, three customers represented approximately 37% of accounts receivable.

Suppliers

For the six months ended June 30, 2011 and 2010, three suppliers represented approximately 85% and 73%, respectively of total purchases. As of June 30, 2011 and December 31, 2010, three suppliers represented approximately 51% and 59%, respectively, of accounts payable.

NOTE 4 - PROPERTY AND EQUIPMENT

	June 30, 2011	December 31, 2010
Computers	$620,340	$532,781
Furniture and fixtures	129,130	107,611
Office equipments	59,182	56,657
Leasehold improvements	73,955	56,308

	882,607	753,357
Less accumulated depreciation and amortization	(677,942)	(636,974)

	$204,665	$116,383

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 - INTANGIBLE ASSET

	June 30, 2011	December 31, 2010
Customer List	$1,212,826	$1,212,826
Less accumulated amortization	(517,977)	(442,176)

Intangible asset, net	$694,849	$770,650

For the six months ended June 30, 2011 and 2010, amortization expense was $75,802 and $75,802, respectively.

NOTE 6 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	June 30, 2011	December 31, 2010
Accrued vacation	$249,191	$178,780
Sales tax payable	44,762	80,209
Accrued third party license fee	—	15,413
Other accrued expenses	16,508	47,519
Accrued payroll	44,817	41,506
Accrued 401K and employee benefits	14,003	14,628

	$369,281	$378,055

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 - CAPITAL LEASE OBLIGATIONS

	June 30, 2011	December 31, 2010
12% capital lease secured by computer services. Payable in monthly installments of $606, maturing through June 2013.	$12,760	$15,472
Less current portion	(5,973)	(5,603)

Long term	$6,787	$9,869

The following is a schedule by years of future minimum lease payments under the capital lease and the present value of net minimum lease payments as at June 30, 2011:

Year ending December 31,
2011 (remaining six months)	$3,634
2012	7,269
2013	3,634

Total minimum lease payments	14,537
Less amount representing interest	1,777

Present value of future minimum lease payments	$12,760

The following is an analysis of the leased equipment under capital lease as of June 30, 2011 and December 31, 2010 which is included in property and equipment:

	June 30, 2011	December 31, 2010
Computers	$18,016	$18,016
Less accumulated depreciation	(6,005)	(3,003)

	$12,011	$15,013

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 - SHAREHOLDERS’ EQUITY

Common and Preferred Stock

The Company reserves 1,000,000 shares of common stock for future issuance related to option exercises. The Company’s common shares have no par value.

The Company has 7,000,000 shares of preferred shares authorized. As of June 30, 2011 and December 31, 2010, the Company has no preferred stock outstanding.

Stock Option Plan

The Company adopted the 2008 Stock Plan (the “2008 Plan”), which provides for the granting of stock options for purchases up to 1,000,000 shares of the Company’s common stock. Under the terms of the 2008 Plan, options may be granted to employees, directors and consultants at prices not less than the fair market value at the date of grant. Options generally vest over four years, 25% after the first year and monthly over the remaining three years, and generally expire 10 years from the date of grant. For the six months ended June 30, 2011 and 2010, the Company granted approximately 51,000 and 157,975 options.

For purposes of computing the compensation expense, the fair value of each option granted to employees and directors is estimated using the Black-Scholes Option Pricing Model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

In the absence of a public market for the Company’s shares, the expected volatility for the six months ended June 30, 2011 and 2010 was based on analysis of volatilities of comparable public companies. The expected term represents the period that the Company’s stock-based awards will be outstanding and is determined using the simplified method given that the Company does not have adequate history of exercises of its stock-based awards. The Company used 6.25 years as the expected term for options granted during 2010 and 2011 with a vesting term of 4 years and a term to expiration of 10 years. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a term equal to the expected term of the option assumed at the date of grant. The Company estimated a 3% forfeiture rate for the six months ended June 30, 2011 and 2010 based on the Company’s historical forfeiture experience.

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

The weighted-average fair values of stock options granted for the six months ended June 30, 2011 and 2010 have been estimated utilizing the following assumptions:

	6 months ended June 30, 2011	6 months ended June 30, 2010
Risk-free interest rate	4.13%	2.69% - 3.32%
Expected term (in years)	6.25	6.25
Dividend yield	—	—
Expected volatility	78%	76.4% - 80.0%

The weighted-average fair value of stock options granted during the six months ended June 30, 2011 and 2010 was $0.38 and $0.43, respectively.

Stock Option Plan (Continued)

The following table summarizes the Company’s stock option activity:

	Number of Shares	Exercise Price Per Share	Weighted- Average Exercise Price
Outstanding at December 31, 2010	720,042	$0.55	$0.55

Granted	51,000	$0.55	$0.55
Exercised	—	$—	$—
Cancelled	6,146	$0.55	$0.55
Outstanding at June 30, 2011	764,896	$0.55	$0.55

Shares vested and exercisable at June 30, 2011	505,992	$0.55	$0.55

There were no options exercised during the period ended June 30, 2011.

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

The following table summarizes by exercise price the outstanding and vested options as of June 30, 2011:

Options Outstanding				Options Exercisable
Exercise Prices	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Number of Shares	Weighted- Average Exercise Price
$ 0.55	764,896	$0.55	7.64 years	505,992	$0.55

Stock-based compensation expense related to stock options of $14,914 and $51,211 for the six months ended June 30, 2011 and 2010, respectively, was recorded in the financial statements as a component of general and administrative expenses.

As of June 30, 2011 and December 31, 2010, there was $60,948 and $63,501 of total unrecognized compensation expense related to nonvested stock-based compensation awards. That expense will be recognized over the remaining requisite service period of the award.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company, from time to time, is involved in certain legal matters which arise in the normal course of business. Management believes, based in part on the advice of legal counsel, that the resolution of such matters will not have a material adverse effect on the financial position of the Company.

Licensing Fees

The Company has entered into various reseller agreements whereby the Company sells specific software licenses and annual software maintenance to customers. Such reseller agreements call for licensing or maintenance fees to be based on a per customer sale or per individual user basis. The Company accrues such fees based on each sale to a customer.

For the six months ended June 30, 2011 and 2010, the Company recorded total related licensing and maintenance fee expenses of $807,444 and $270,585, respectively. As of June 30, 2011 and December 31, 2010, related accrued licensing and maintenance fees amounted to $308,740 and $15,413, respectively.

Operating Leases

The Company leases its office for average monthly payments of $26,019. On December 19, 2008, the Company entered into the lease agreement effective March 1, 2009 which expires on May 31, 2012. The lease agreement provides an optional three year lease renewal option exercisable upon written notice. The written notice must be provided between 270 days to 180 days prior to the expiration of the lease. On March 17, 2011 the Company entered into a First Amendment to Lease effective May 1, 2011 to expand the office space into the adjoining suite. This First Amendment to Lease extended the expiration term to May 31, 2014. For the six months ended June 30, 2011 and 2010, the rent expenses was $100,335 and $118,679, respectively.

DEL MAR DATATRAC, INC.

NOTES TO THE FINANCIAL STATEMENTS

The following is a schedule by years of future minimum lease payments on operating leases that have initial or remaining terms in excess of one year as of June 30, 2011:

Year Ending December 31,	Rental
2011 (remaining six months)	$147,054
2012	302,928
2013	315,048
2014	107,096

Total	$872,126

Related Party Transaction

The Company receives management services from a related party and pays management fees of $30,000 per month. For each of the six months ended June 30, 2011 and 2010, management fee expenses to the related party amounted to $180,000.

NOTE 10 - 401(K) PLAN AND PROFIT SHARING

The Company has a qualified 401(k) plan (the “Plan”) covering substantially all eligible employees. Plan contributions include employer contribution matching and profit sharing. Plan contributions are at the discretion of the Company. For the six months ended June 30, 2011, the Company did not elect to make 401(k) matching contributions or contributions to the profit sharing plan. For each of the six months ended June 30, 2011 and 2010, total 401(k) administrative expenses were $750. As of June 30, 2011, there was no accrued 401(k) employer contribution.